UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

BLUE EARTH, INC. f/k/a
Genesis Fluid Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-148346	98-0531496

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205 Henderson, NV	89052

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 263-1808

Cherry Tankers Inc.
78 Sokolov Street, Herzeliya, Israel
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to Form 8-K for October 30, 2009, is being filed by Blue Earth, Inc. (the “Company”) f/k/a Genesis Fluid Solutions Holdings, Inc. (“Genesis”) to report certain information disclosed to the Company by the Securities and Exchange Commission concerning former auditors of the Company.

The financial statements of Genesis for the fiscal year ended December 31, 2008   included in the Company’s Forms 10-K for the fiscal years ended December 31, 2008 and 2009 and included in the Company’s Form 8-K/A dated October 30, 2009 and filed on November 16, 2009 were audited by Davis Accounting Group P.C.

The audit report was issued by Davis Accounting Group, P.C. from Cedar City, Utah and was dated January 15, 2009.  The license of Mr. Edwin Reese Davis, Jr. and his firm, Davis Accounting Group, P.C., lapsed on September 30, 2008 and were formally revoked as of November 4, 2010 by the Utah Division of Occupational & Professional Licensing (“DOPL”).  You can find a copy of the order at: https://secure.utah.gov/llv/search/detail.html?license_id=3599263.

As Davis Accounting Group, P.C. was not licensed when it issued its audit reports on the Company’s financial statements, we may not include its audit report in our filings with the Commission.

The Company is amending this Form 8-K for October 30, 2009 to remove the audit report of Davis Accounting Group, P.C. and to label the columns of the financial statements for fiscal year ended December 31, 2008 as “Not audited.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Not audited Financial Statements for periods ending December 31, 2008 and 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2011

BLUE EARTH, INC. (f/k/a GENESIS FLUID SOLUTIONS HOLDINGS, INC.)
By:	/s/ Johnny R. Thomas
	Name:	Johnny R. Thomas
	Title:	Chief Executive Officer